SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015

ML CAPITAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	33-184636	33-1219511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16810 East Avenue of the Fountains, Suite 104, Fountain Hills, Arizona 85268

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (480) 816-5308

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

As used herein, the terms, “we,” “us,” “our,” and the “Company” refers to ML Capital Group, Inc., a Nevada corporation, unless otherwise stated.

Item 3.02 Unregistered Sale of Equity Securities

On February 27, 2015, the Company’s Board of Directors, pursuant to the authority granted it in Section 1 of Article II of the Company’s Articles of Incorporation, designated 2,000,000 shares of the Company’s Preferred Stock as Series A Preferred Stock and authorized and instructed the Company’s officers to file the Certificate of Designation for the Series A Preferred Stock with the Nevada Secretary of State.

Further, the Company’s Board of Directors approved the issuance of 1,000,000 shares of the Series A Preferred Stock to Ms. Lisa Nelson, the Company’s President. Each Series A Preferred Share has voting rights of 10,000 votes per share. The Series A Preferred Stock are not convertible into the shares of the Company’s Common Stock and are not entitled to be paid any dividends. No sinking fund is required to be established for the retirement or repurchase of the shares of the Series A Preferred Stock and the Company has the right, with the approval of the holder, to repurchase all or any portion of the Series A Preferred Stock at a redemption price of $0.00001 per share. Further, the holders of the Series A Preferred Stock does not hold any registration rights.

All of the Series A Preferred Shares were offered and sold to Ms. Nelson as restricted securities pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended and Ms. Nelson agreed that she was acquiring the Series A Preferred Shares for investment purposes only and not with a view to a distribution.

The Company did not use or employ any FINRA-registered broker-dealer or any other intermediary in connection with the offering and issuance of the Series A Preferred Shares to Ms. Nelson and the Company did not receive any proceeds from their issuance. The Series A Preferred Shares were issued solely as compensation for services rendered to the Company by Ms. Nelson.

Item 5.01 Changes in Control of Registrant

On February 27, 2015 the Company’s Board of Directors approved the issuance of 1,000,000 shares of the Series A Preferred Stock to Ms. Lisa Nelson, the Company’s President. All of the 1,000,000 shares of the Series A Preferred Stock were issued as compensation to Ms. Nelson for her services to the Company and the Company did not receive any cash or other proceeds from the issuance of the shares of the Series A Preferred Stock to Ms. Nelson.

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Since each Series A Preferred Share has voting rights of 10,000 votes per share, Ms. Nelson holds over 10.6 billion votes (after including the shares of the Company’s Common Stock also held by Ms. Nelson) and she is able to exercise all said voting rights to vote with the Common Stockholders in any matter submitted to a vote of the Company’s common stockholders. A copy of the Certificate of Designation is attached as an exhibit to this Form 8-K.

The Company had, as of February 27, 2015, an aggregate of 1,112,785,609 shares of its Common Stock outstanding with each said share having one (1) vote per share. With the issuance of the 1,000,000 shares of the Series A Preferred Stock to Ms. Nelson, Ms. Nelson will hold (with her holdings of the Company’s Common Stock) an aggregate of approximately 10.6 billion votes which represents approximately 90.50% of the Company’s outstanding voting rights. A copy of the Certificate of Designation is attached as an exhibit to this Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2015, the Company’s Board of Directors under the authority granted the Board of Directors under Section 1 of Article II of the Company’s Articles of Incorporation voted to approve the Certificate of Designation of the Company’s Series A Preferred Stock wherein an aggregate of 2,000,000 shares of the Company’s authorized 10,000,000 shares of Preferred Stock were designated as Series A Preferred Stock.

The Board of Directors also authorized and instructed the Company’s officers to file the Certificate of Designation of the Company’s Series A Preferred Stock with the Nevada Secretary of State. The Company is currently taking steps to file the Certificate of Designation.

Under the Company’s Articles of Incorporation, the Board of Directors has the right to designate, at any time and from time to time and without the consent of the Company’s Common Stockholders, one or more series of the Company’s Preferred Stock each with such rights and privileges as the Board of Directors determines.

The Company’s Board of Directors believes that its rights to exercise such rights are in the best interests of the Company and allows the Board of Directors to take appropriate action to ensure that irrespective of the vagaries and uncertainties of the limited trading market for the Company’s Common Stock, it will have the flexibility and the legal right to undertake transactions that are in the best long term interests of the Company.

A copy of the Certificate of Designation is attached as an exhibit to this Form 8-K.

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Item 7.01 Regulation FD Disclosure

As stated above, on February 27, 2015, the Company’s Board of Directors under the authority granted the Board of Directors under Section 1 of Article II of the Company’s Articles of Incorporation voted to approve the Certificate of Designation of the Company’s Series A Preferred Stock wherein an aggregate of 2,000,000 shares of the Company’s authorized 10,000,000 shares of Preferred Stock were designated as Series A Preferred Stock.

The Board of Directors also approved the issuance of 1,000,000 shares of the Series A Preferred Stock to Ms. Lisa Nelson, the Company’s President. Each share of the Series A Preferred Stock has 10,000 votes per share. As a result, Ms. Nelson currently holds approximately 90.5% of the outstanding voting rights of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. 10.71, Certificate of Designation, is attached to this Form 8-K.

Other Matters: Risks Associated with the Company and its Common Stock

The Company is a small public company and the Company’s business and operations are limited. Subject to the ability of the Company to attract and obtain additional capital on reasonable terms and in sufficient quantities in the future, the Company’s business and operations likely will remain limited in the near future.

There can be no guarantee that the Company will successfully raise the necessary additional capital to implement its business plan or, if it does, that it will be able to do so on terms that reasonable in light of the Company’s current financial condition or the current limited and sporadic trading market for the Company’s Common Stock.

The Company faces many uncertainties and challenges given current economic conditions and other factors over which the Company has little or no control. For these and other reasons, the purchase of the Company’s common stock is suitable only for those persons who are willing to risk the total loss of their investment and have sufficient other liquid assets to provide and ensure their life style and their current and future financial obligations.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML Capital Group, Inc.

Date: March 4, 2015	By:	/s/ Lisa Nelson
Lisa Nelson, President, Chief Executive Officer and Secretary

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